Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Amendment No. 2 to Form S-4 of Farmers National Bancorp. of our report, dated March 9, 2023, relating to the consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the year ended December 31, 2022, appearing in the 2024 Annual Report on Form 10-K of Farmers National Banc Corp.

/s/ CliftonLarsonAllen LLP
CliftonLarsonAllen LLP

Maumee, Ohio
December 11, 2025